                                                                    EXHIBIT 10.5
                       INSTALLATION AGREEMENT  (PHASE I)
                       ---------------------------------


  THIS INSTALLATION AGREEMENT (the "Agreement") made and entered into as of the 13th day of March, 1998, by and between COLLEGE TELEVISION NETWORK, INC., a Delaware corporation ("CTN"); and CRAWFORD COMMUNICATIONS, INC., a Georgia corporation ("CCI").

                              W I T N E S S E T H
                              - - - - - - - - - -


  WHEREAS, CTN operates a college/youth oriented music video network and is in the process of converting its Kiosk/file server based network to a real-time, digital satellite distribution system (the "Network"); and

  WHEREAS, CTN requires the gathering of site survey information and the installation and pointing of two hundred fifty-three (253) television receive only reflectors with Ku Band feeds, together with related mounts, mounting, mounting pads for 1.0m and 1.2m antennas, LNBs, conduit (if required), cabling, grounds and snow cover (if required) (individually, a "TVRO" and collectively, the "TVROs"); and

  WHEREAS, CTN desires to retain CCI to perform the site surveys and to procure and install two hundred fifty-three (253) TVROs and CCI desires to accept such appointment;

  NOW, THEREFORE, FOR AND IN CONSIDERATION OF the mutual promises herein contained, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto, each intending to be legally bound, do hereby agree as follows:

  I.  APPOINTMENT.  CTN hereby appoints CCI to procure the TVROs and perform the
      -----------
services specifically set forth herein (collectively the "Phase I Services") and CCI hereby accepts such appointment and agrees to perform the Phase I Services in accordance with the terms and conditions set forth herein. An itemization of the Phase I Services is set forth on EXHIBIT "A" attached hereto and by this reference made an integral part hereof.

  2.  INSTALLATION OF TVROS.  CCI hereby agrees to install the two hundred
      ---------------------
fifty-three (253) TVROs at the locations (individually, a "Site" and collectively, the "Sites") set forth on EXHIBIT "B" attached hereto and by this reference made an integral part hereof, at the times established therefor by CTN. CCI hereby acknowledges that the TVRO size for each Site, as well as any required snow covers, are set forth on EXHIBIT "B" attached hereto. CCI further acknowledges that fifty-seven (57) of the Sites will require RG-6 cables to be installed from the TVRO to the primary video distribution location (not to exceed 200 feet per Site), which Sites are identified on EXHIBIT "B" attached hereto under the column "Needs Cable", and that as many as thirteen (13) additional Sites may require such cabling. CCI acknowledges that the Sites set forth on EXHIBIT "B" may change during the term of this Agreement, by deleting certain of the Sites and by the addition of certain new Sites. In that event, the parties agree that the installation cost shall be adjusted, upwards or downwards, by Six Hundred Three and No/100 Dollars ($603.00) per Site added or deleted during the installation process.

  3.  TRANSPONDER.  CCI acknowledges that the TVROs must be installed to utilize
      -----------
fractional Ku Band capacity (a) on the GE-3 Satellite, Transponder number 20, located at 87 degrees; and (b) in the event of a satellite failure, after being "repeaked" at CTN's expense but without relocation of the TVRO, on the GE-1 Satellite, which is designated as the back-up satellite for the Network, located at 103 degrees west longitude.

  4.  INSTALLATION SCHEDULE.  Subject to the provisions of PARAGRAPH 13 hereof,
      ---------------------
CCI hereby agrees to complete installation of the two hundred fifty-three (253) TVROs no later than May 5, 1998. It is anticipated that CCI shall utilize twenty (20) or more teams of qualified engineers to provide the installation services. If there is currently more than one (1) satellite dish installed for multiple systems in the same building, all efforts shall be made to install only one (1) new TVRO to feed all existing systems. If, during the course of installation, any discrepancies are found with existing TVRO installations, all efforts shall be made to inform CTN and correct said discrepancies while on Site. If additional work is required to correct said deficiencies, such additional work shall be billed as set forth in PARAGRAPH 7 below. Upon completion of the installation, Site audits shall be performed by CCI at up to ten percent (10%) of the Sites, to be mutually agreed upon by CTN and CCI.

  5.  SITE SURVEYS; PHASE II ACTIVITIES.  CCI shall cause Site surveys to be
      ---------------------------------
completed at each Site at the time of installation of the TVRO at such Site.
The Site surveys shall be in a form substantially similar to that attached hereto as EXHIBIT "C" and by this reference made an integral part hereof. The Site survey shall be completed in such a way that it will allow the effective planning and future implementation of Phase II installation of IRDs, control computers, RF distribution systems, enclosures for TV monitors as well as necessary receive, distribution and control equipment, preparation of Site and infrastructure including power, cable runs, structures for mounting monitors, enclosures and equipment and the removal of existing Direct PC, Kiosk and non standard TVs from each Site (which activities are hereinafter collectively referred to as the "Phase II Activities"). A copy of each Site survey, together with the Site completion sign-off, shall be sent to CTN within five (5) days of CCI's completion of the survey and TVRO installation. CCI shall perform the Phase II Activities if and only to the extent that CCI and CTN shall have entered into a further written agreement providing for the terms, conditions and compensation to be paid to CCI for the performance of such Phase II Activities.


  6.  COMPENSATION.  CTN agrees to pay CCI the sum of Five Hundred Thousand
      ------------
Seventy-Three and No/100 Dollars ($500,073.00) (the "Contract Cost"), which Contract Cost is itemized on EXHIBIT "D" attached hereto and by this reference made an integral part hereof. The Contract Cost is comprised of two (2) components, the TVRO Subtotal in the amount of Two Hundred Sixty-Eight Thousand Two Hundred Sixty-Eight and No/100 Dollars ($268,268.00) and the purchase price for 259 IRDs (the "IRD Purchase Price"), being Two Hundred Thirty-One Thousand Eight Hundred Five and No/100 Dollars ($231,805.00);

      (a) The TVRO Subtotal shall be paid as follows:


          (i) Thirty percent (30%) of the TVRO Subtotal (Eighty Thousand Four Hundred Eighty and 40/100 Dollars ($80,480.40)) shall be paid upon execution of this Agreement;


          (ii) Fifty-five percent (55%) of the TVRO Subtotal shall be paid at the time that the TVROs are shipped to the relevant Site installation contractor, on a monthly basis. On the fifth (5th) day of each calendar month commencing in April, 1998 and continuing until the installations are completed, CCI shall provide an invoice to CTN which summarizes TVROs shipped during the previous month and the amount to be paid by CTN therefor. CTN shall pay the invoice within fifteen (15) days of the date the invoice is received;


          (iii) Fifteen percent (15%) of the TVRO Subtotal shall be paid to CCI upon CTN's receipt of a completed Site survey for each installed TVRO, on a per Site basis as follows: on the fifth (5th) and twentieth (20th) days of each calendar month commencing in April, 1998, CCI shall invoice CTN based upon the completed Site surveys, together with Site completion sign-offs, which CCI believes CTN has received since the date of the last invoice and the amount to be paid by CTN therefor. CTN shall pay the invoice within fifteen (15) days of the date the invoice is received.


      (b) The Purchase Price for the IRDs shall be paid as follows (which coincides with the payment terms from the manufacturer to CCI):

                (i) Fifty percent (50%) of the IRD Purchase Price shall be paid upon execution of this Agreement;

                (ii) Fifty percent (50%) of the IRD Purchase Price shall be paid at the time that the IRDs are shipped to the relevant Site installation contractor, on a monthly basis. On the fifth
                     (5th) day of each calendar month commencing in April, 1998 and continuing until the installations are completed, CCI shall provide an invoice to CTN which summarizes IRDs shipped during the previous month and the amount to be paid by CTN therefor. CTN shall pay the invoice within fifteen
                     (15) days of the date the invoice is received.

      (c) CTN shall pay all freight charges for shipping to and from each Site and/or other third party locations designated by CCI. All overnight and second day deliveries must be pre-approved by CTN, in writing.

      (d) All invoices remitted by CCI to CTN shall be transmitted by facsimile, with confirmed transmission report, and mailed by U.S. Mail on the same day as the invoice was transmitted by facsimile.

      (e)        Any amounts due to CCI that are not paid by CTN within fifteen
(15) days of the date of receipt of any invoice shall accrue interest from the due date at a rate of one and one-half percent (1 1/2%) per month or at the highest lawful rate from the date such amounts were first due until they are paid, whichever is the lesser of these two rates. At any time that CTN shall be delinquent in its payment obligations to CCI, CCI shall, in addition to all other legal rights and remedies available to it, have the right to suspend services under this Agreement until CTN shall become current with its obligations hereunder. Any period of time during which CCI suspends services shall be deemed to extend, on a day by day basis, all times for the performance of its obligations hereunder.

      (f) Notwithstanding the foregoing, interest shall not accrue, CCI may not suspend services and it shall not be a default hereunder if CTN has not paid the invoice when due based upon a legitimate, good faith dispute between the parties relating to the amount of the invoice ,the services or goods provided thereto or the lack of sufficient documentation, and CTN has notified CCI in writing as to its claim and specified the nature of the dispute, and the parties shall at all times thereafter diligently and in good faith attempt to resolve such dispute with CCI.

      7. ADDITIONAL SERVICES. In addition to performing the Phase I Services, CCI shall provide the following services and materials to CTN if requested on or before May 5, 1998, on an as requested basis, to CTN:

  Service/Material                                             Cost
  ----------------                                             ----

  Labor not included in Basic Installation                     $50.00/hr

  Work performed by outside contractors (i.e., roofers,
  electricians, union or "must use" contractors)               Cost plus 10%

  Material and Labor for RG-6 PVC cable in excess of
  13 additional Sites                                          $80.00per Site

  Material and labor for RG-6 PVC cable over 200 feet          $1.00/ft

  Material and labor for RG-6 plenum rated Teflon cable
  under 200 feet                                               $.42/ft

  Material and labor for RG-6  plenum rated Teflon cable
  over 200 feet                                                $1.50/ft

  Material and labor for PVC conduit over 30 feet              $2.50/ft

  Material and labor for wire molding                          $2.00/ft

  Wall and pole mounts                                         Cost plus 10%

  Roof pads for 1.8 meter TVRO                                 Cost plus 10%

  Ballast required in excess of EXHIBIT "A" weight             Cost plus 10%

  IRDs (not exceeding 20 additional)                           $895 per IRD
  Line equipment (i.e., line amp, power supply, and
  power block)                                                 Cost plus 5%

  Core drilling                                                Cost plus 10%

  Physical Engineer drawings                                   Cost

  TVROs over 253 (if order placed prior                        per unit price on
  to May 5, 1998 for not more than 13 additional TVROs)        EXHIBIT "D"

  Charge for Site visit where installation denied,
  Site survey necessary for 1.8m TVRO or other
  than NPRM needed for 1.0m or 1.2m TVRO installation          $200.00

  TVRO over 266 (if order placed prior to May 5, 1998)         per unit price on
                                                               EXHIBIT "D", except
                                                               install cost is $683.00
                                                               except for 1.8m,
                                                               which will be $883.00

  CCI shall invoice CTN for such additional services on a monthly basis, on the fifth (5th) day of each calendar month commencing in April, 1998 for services rendered during the preceding month and CTN shall pay the amount shown within fifteen (15) days of the date the invoice is received. In the event that CTN does not make timely payment to CCI, then CTN shall be in default hereunder and CCI shall be entitled to late fees and such further rights as are extended to it pursuant to this Agreement, subject, in any event, to the provisions of PARAGRAPH 6(F) hereof.

  8.  SUBCONTRACTS.  CCI shall have no right to employ subcontractors to furnish
      ------------
any portion of the Phase I Services without the prior written consent of CTN, which consent shall not be unreasonably withheld or delayed. As a condition to approving any subcontractor, such subcontractor shall be required to maintain workman's compensation insurance in such amounts as may be required by the State in which such subcontractor operates and to provide, upon request to CTN or CCI, Certificates of Insurance evidencing such fact. CTN hereby consents to CCI's use of Com Services and Management of Marietta, Georgia as a CCI subcontractor. Notwithstanding the foregoing, CCI shall remain responsible for the performance of work by any approved subcontractors. CTN shall notify CCI of any workmen or supervisory person who, in the opinion of CTN, is uncooperative, careless or incompetent. CCI shall be allowed five (5) days from such notice to correct such situation. In the event that such situation is not corrected, such person shall be reassigned or removed by CCI upon CTN's written request and shall not be reemployed to perform any work specified within this Agreement.

  9.  GENERAL PROCEDURES; WARRANTY.
      ----------------------------

      (a) Within fourteen (14) days of the date of this Agreement, CCI shall present a detailed project plan to CTN, detailing, among other things, the proposed scheduling for installation of the TVROs by CCI. CCI shall give weekly reports regarding the status of installations and outstanding invoices. Site installations shall be coordinated with CTN in order that CTN may provide prior notice to client locations, as well as arrange Site contacts, meeting times and locations. CTN and CCI shall each nominate a Project Manager to oversee the performance of all services hereunder and such person shall have operational authority for their respective companies for all purposes under this Agreement.

      (b) CCI hereby warrants all installation work shall be free from defects in material and workmanship on the date that CTN completes the retrofit of its current Network system and installation of the new system so that when such retrofit and/or new installation is completed, the new system will be operational. The parties hereto do hereby agree that the next step of retrofitting and installation of the new Network system (called Phase II) is intended to be performed by CCI and that if CCI performs such services, CCI's warranty for such services shall encompass the work and services performed under this Agreement. If any Site failures are experienced within that period, CCI shall respond and dispatch service personnel within forty-eight (48) hours of receipt of CTN's notification at no cost to CTN. CCI's obligation under this warranty is limited to replacing or repairing, at its option, any equipment proven to be defective in material or workmanship under normal use. Defective products shall be returned to CCI to obtain warranty service or replacement. Except as set forth herein, there shall be no further warranty of any kind, whether express or implied, including any warranty of merchantability.

  10.  EQUIPMENT.  All equipment identified on EXHIBIT "B" attached hereto shall
       ---------
be purchased by CCI at the direction of CTN, shall be new and of good quality and CCI shall deliver all manufacturer's warranties to CTN with respect to said equipment. Title to said equipment shall pass from CCI to CTN in the case of the TVROs, at the time that CTN has made payment in full under PARAGRAPHS 6(a)(i) AND (ii) hereof, and in the case of the IRDs, after CTN has made payment in full to CCI of the IRD Purchase Price. New equipment shall be accepted to manufacturer's published specifications, even if such specifications are more stringent than the FCC specifications. The acceptance test results for the equipment shall be available for inspection by CTN, on request. CCI shall retain the test results at all times during the term of this Agreement.

11.  OBLIGATIONS OF CTN.  CTN hereby agrees that it shall be primarily
     ------------------
responsible for all of the following:

     (a) CTN shall obtain access to the Sites, as well as making available to CCI all necessary power, access and cable runs at each Site; and

     (b) CTN shall cooperate with CCI at all times in scheduling matters, in assisting CCI with resolving any disputes which arise at any Sites and in making timely inspections at Sites required hereunder.

 12. OBLIGATIONS OF CCI.  CCI hereby agrees that, in addition to its other
     ------------------
duties hereunder, it shall be primarily responsible for all of the following:

     (a) CCI agrees to comply with good engineering practices in the system design, selection of equipment, Site surveys, installation and commissioning of all equipment provided for CTN;

     (b) CCI agrees to undertake the design of the system in selecting and installing equipment materials to meet or exceed 99.99% reliability;

     (c) CCI shall be responsible for obtaining all licenses and permits necessary for proper completion of the work;

     (d) CCI shall take all steps necessary to ensure that the equipment and materials are selected and installed in a way which meet the manufacturer's requirements and comply with all applicable building code requirements and that each technician shall carry the necessary consumable materials, tools and spare parts to assure maximum utilization of time during visits; and

     (e) CCI shall "peak" each TVRO to the Ku Band operation on Transponder number 20 of GE-3 Satellite (which is located at 87 degrees orbital location).

  13.  FORCE MAJEURE.  Neither CTN nor CCI shall be liable for any failure of
       -------------
performance hereunder due to causes beyond its control, including , but not limited to, acts of God (including, without limitation, weather, fire, flood, or other catastrophes); transportation delays; supplier delays; change in the substance or application of any law, order or regulation of any local, state or federal government having jurisdiction over CCI or CTN or any instrumentality of any one or more of said governments; insurrections, riots, wars, strikes, lockouts, and work stoppages. In the event that a force majeure event occurs to either party, it shall be the obligation of such party to immediately thereafter notify the other party thereof and state the ramifications of such force majeure event and what alternate arrangements such party intends to take as a result of such force majeure event. The party claiming a force majeure event shall at all times have the obligation to act promptly and reasonably to make alternate arrangements so as to carry out the intent of this Agreement; provided, however, that to the
                                              --------  -------
extent that such alternate arrangements would increase the cost of such party hereunder, it shall not be obligated to make such alternate arrangements unless the other party shall agree to pay any increased cost occasioned thereby.

  14.  CTN DEFAULT.  CTN shall be deemed to have committed a default of this
       -----------
Agreement upon the occurrence of any of the following events (a "CTN Event of Default"):

       (a) CTN's failure to timely pay any sums required to be paid pursuant to PARAGRAPHS 6 OR 7 hereof;

       (b) CTN's failure to comply with any term, provision or condition of this Agreement other than as provided in PARAGRAPH 14(A) above, which failure shall not have been cured by CTN within ten (10) days of CTN's receipt of written notice thereof from CCI alleging such a default; or

       (c) CTN's filing a petition for bankruptcy, in any federal or state proceeding, or having an involuntary petition filed against it in any federal bankruptcy proceeding which petition shall not have been dismissed within sixty
(60) days of the filing thereof, or User becoming insolvent or consenting to the appointment of a trustee or receiver or either or both is appointed for User.

       Upon the occurrence of a CTN Event of Default, CCI shall be entitled to
(i) terminate this Agreement; and (ii) exercise any other rights or remedies available to it under this Agreement or under applicable law. All rights or remedies hereunder shall be cumulative.

  15.  CCI'S DEFAULT.  CCI shall be deemed to have committed a default of this
       -------------
Agreement upon the occurrence of either of the following events (a "CCI Event of Default"):

       (a) CCI's failure to comply in any material respect with any term, provision or condition of this Agreement, which failure shall not have been cured by CCI within ten (10) days of CCI's receipt of written notice thereof from CTN alleging such a default; or

       (b) CCI's filing a petition for bankruptcy, in any federal or state proceeding, or having an involuntary petition filed against it in any federal bankruptcy proceeding which petition shall not have been dismissed within sixty
(60) days of the filing thereof, or CCI becoming insolvent or consenting to the appointment of a trustee or receiver, or either or both is appointed for CCI.

       Upon the occurrence of a CCI Event of Default, CTN shall be entitled to
(i)
terminate this Agreement; and (ii) exercise any other rights or remedies available to it under this Agreement or under applicable law. All remedies hereunder shall be cumulative.

  16.  INDEMNIFICATION.
       ---------------

       (a) CTN shall indemnify and hold CCI harmless from and against all losses, liabilities, damages, costs and expenses, including reasonable attorneys' fees, court costs and disbursements, incurred by CCI and arising out of or in connection with any breach of any covenant or agreement made herein by CTN or from any act, omission or conduct of CTN, its agents, officers, employees or representatives, asserted against CCI.

       (b) CCI shall indemnify and hold CTN harmless from and against all claims, losses, liabilities, costs and expenses, including reasonable attorneys' fees and disbursements, incurred by CTN and arising out of or in connection with any breach of any covenant or agreement made herein by CCI, or from any act, omission or conduct of CCI, its agents, officers, employees or representatives, asserted against CTN.

       (c) In no event shall either party be liable to the other for incidental or consequential damages or loss of anticipated profits.

  17.  CONFIDENTIALITY.  CCI shall not disclose to any third party other than
       ---------------
those of its employees and permitted subcontractors on a "need to know basis", any material information relating to this Agreement, or the Phase I Services to be performed hereunder, or information proprietary to CTN with respect to its Network, without the prior written consent of CTN.

  18.  INSURANCE.  CCI shall maintain or cause to maintained, property damage
       ---------
insurance in effect covering the TVRO equipment and the IRDs for their full replacement value until such time as title to such equipment passes to CTN. CCI and CTN shall each maintain in effect liability insurance, covering themselves, agents and subcontractors, for the performance of their respective obligations under this Agreement. CCI shall maintain such workman's compensation insurance as shall be required by the laws of the states in which CCI operates and shall furnish to CTN, upon request, Certificates of Insurance evidencing such fact.

  19.  FURTHER AGREEMENTS.  CCI and CTN do hereby each acknowledge that further
       ------------------
agreements relating to the provision of the Phase II Activities and Network origination services are intended to be entered into between CCI and CTN. CCI and CTN do hereby agree to negotiate, in good faith, the terms and conditions of such further agreements so as to accommodate a "hard" launch of the Network on August 15, 1998. CTN hereby further acknowledges that a portion of the consideration to be received by CCI under this Agreement is CTN's agreement to enter into such further agreements relating to the Phase II Activities and Network origination.

  20.  ASSIGNMENT OF AGREEMENT.  Neither party shall have the right to assign
       -----------------------
any of its rights, duties, or obligations under this Agreement without the prior written consent of the other party, which may not be unreasonably withheld or delayed.

  21.  MODIFICATIONS.  This Agreement shall not be modified, except by written
       -------------
instrument duly executed by the authorized representatives of CCI and CTN.

  22.  WAIVER.  The failure of either CCI or CTN to object to or take action
       ------
with respect to any conduct of the other, which is in violation of the terms of this Agreement, shall not be construed as a waiver of such violation or breach, or of any prior or subsequent breach, violation or wrongful conduct.

  23.  HEADINGS.  The headings in this Agreement are solely for convenience and
       --------
ease of reference and shall have no effect in interpreting the meaning of any provision of this Agreement.

  24.  CHOICE OF LAW.  This Agreement shall be construed in accordance with the
       -------------
laws of the State of Georgia. The courts of general jurisdiction of Fulton County, Georgia, shall be the exclusive forum for the resolution of all litigation between CTN and CCI arising from or concerning this Agreement.

  25.  BINDING EFFECT.  This Agreement and its rights, privileges, duties and
       --------------
obligations shall inure to the benefit of and be binding upon each of the parties hereto, together with their respective successors and permitted assigns.

  26.  NOTICES.  Any notice required or permitted to be given under this
       -------
Agreement shall be in writing and either shall be mailed by certified mail, postage prepaid, return receipt requested, or sent by overnight air courier service, or personally delivered to a representative of the receiving party, or sent by facsimile (provided an identical notice is also sent simultaneously by mail, overnight courier, or personal delivery as otherwise provided in this PARAGRAPH 26). All such communications shall be mailed, sent or delivered, addressed to the party for whom it is intended, at its address set forth below:

CCI:                   Crawford Communications, Inc.
                       535 Plasamour Drive
                       Atlanta, Georgia 30324
                       Attn:  James L. Schuster, Vice President

with a copy to:        Wagner, Johnston & Rosenthal, P.C.
                       3340 Peachtree Street, N.E.
                       Suite 1200/Tower Place
                       Atlanta, Georgia 30326
                       Attn:  Craig A. Wagner, Esq.

CTN:                   College Television Network, Inc.

                       5784 Lake Forrest Drive
                       Suite 275
                       Atlanta, Georgia 30328
                       Attn: Joe Gersh, C.O.O.
                       Fax: 404/257-9517

with a copy to:        Morris, Manning & Martin
                       3343 Peachtree Road, N.E.
                       Suite 1600
                       Atlanta, Georgia 30326-1044
                       Attn: Neil H. Dickson, Esq.

  27.  COUNTERPARTS.  This Agreement may be executed in counterparts, which
       ------------
shall together constitute one and the same agreement.

  28.  ENTIRE AGREEMENT.  This Agreement represents the full and complete
       ----------------
agreement between the parties hereto with respect to the subject matter contained herein and supersedes all prior written or oral agreements between said parties with respect to said subject matter.

  IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or have caused this Agreement to be executed by their duly authorized officers, as of the day and year first above written.


                         CTN:

                         COLLEGE TELEVISION NETWORK, INC.


                         BY: /s/ Joseph Gersh
                            ---------------------------------------
                                ITS: Chief Operating, Officer



                         CCI:

                         CRAWFORD COMMUNICATIONS, INC.


                         BY: /s/ James L. Schuster
                            ---------------------------------------
                                ITS: Vice President/SAT Services

                                 EXHIBIT "A"



  Basic installation to include the following:


  All travel expenses (based on current Sites)

  Site survey for Phase II installation

  Time invoiced for "walk-thru permission"

  Antenna and snow shields installation

  Point and peak antenna

  Antenna mount and assembly labor (to include NPRM)

  Ballast material and labor up to 500 lbs for 1.0 or 1.2 meter installs and up to 1,200 lbs for 1.8 meter install

  Material and labor for up to 50 feet of grounding wire (if required)

  Material and labor for up to 200 feet RG-6 cable

  Material and labor for up to 30 feet of PVC conduit (all exterior cable must be run in PVC conduit)

  All miscellaneous hardware (i.e. splitters, connectors, wall plates, etc.)

  Site completion sign-off

  All CCI supplied materials management

  Site installation project management

  Weekly updates and reporting